UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2015

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2015, Bridge Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Bridgehampton National Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein, with respect to the sale of $40,000,000 of its 5.25% fixed-to-floating rate subordinated debentures due 2025 and $40,000,000 of its 5.75% fixed-to-floating rate subordinated debentures due 2030 (collectively, the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.	Other Events

On September 15, 2015, the Company priced the public offerings of the Notes. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated by reference herein.

The Notes are being issued pursuant to Prospectus Supplements dated September 15, 2015 to the Prospectus dated October 14, 2014, filed as part of the Registration Statement on Form S-3 (File No. 333-199122). The Company estimates that the net proceeds from the offering and sale of the Notes will be approximately $78.2 million.

This Current Report on Form 8-K and press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated September 15, 2015, by and among the Company, The Bridgehampton National Bank and Sandler O’Neill + Partners, L.P., as representatives of the underwriters named therein
4.1	Indenture, dated as of September 21, 2015, by and between the Company, as Issuer, and Wilmington Trust, National Association, as Trustee
4.2	First Supplemental Indenture, dated as of September 21, 2015, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the 5.25% fixed-to-floating rate subordinated debentures due 2025 attached as Exhibit A thereto
4.3	Second Supplemental Indenture, dated as of September 21, 2015, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the 5.75% fixed-to-floating rate subordinated debentures due 2030 attached as Exhibit A thereto
5.1	Opinion of Luse Gorman, PC regarding the legality of the Notes
23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1 filed herewith)
99.1	Press release announcing the pricing of the public offering of the Company’s Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.

(Registrant)

/s/ Kevin M. O’Connor

Kevin M. O’Connor

President and Chief Executive Officer

Dated: September 21, 2015